EXHIBIT 99.6

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Condensed Balance Sheets
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,890	$6,211
Accounts receivable, net	258	155
Related company receivables	5,637	122
Inventories	443	392
Prepaid expenses	1,370	1,361
Total current assets	12,598	8,241
Property and equipment, net	10,558	11,155
Goodwill and other intangible assets, net	10,588	11,568
Deferred financing fees	987	1,129
Other assets	64	15
Total assets	$34,795	$32,108

Liabilities and Stockholder’s Deficit
Current liabilities:
Current portion of long-term debt	$—	$174
Current portion of gaming equipment financing	1,877	1,647
Accounts payable	882	843
Accrued liabilities	5,862	10,245
Related company payable	5,161	418
Total current liabilities	13,782	13,327
Gaming equipment financing, less current portion	766	2,063
Long-term debt, less current portion	174,737	172,333
Fair value of interest rate swaps	—	195
Commitments and contingencies
Stockholder’s deficit:
Common stock, no par value; authorized 2,500 shares, 100 shares issued and 88 shares outstanding	—	—
Retained earnings	2,344	2,613
Treasury stock, at cost	(700)	(700)
Deemed distribution	(156,134)	(157,723)
Total stockholder’s deficit	(154,490)	(155,810)
Total liabilities and stockholder’s deficit	$34,795	$32,108

The accompanying notes are an integral part of these condensed financial statements.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Condensed Statements of Operations (unaudited)
(in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Revenues
Casino	$8,861	$8,390	$27,660	$25,935
Food and beverage	2,869	2,757	9,026	8,752
Hotel	2,108	1,799	7,437	6,481
Other	712	695	2,136	2,059
Total revenues	14,550	13,641	46,259	43,227
Less—promotional allowances	(2,337)	(1,646)	(6,894)	(5,547)
Net revenues	12,213	11,995	39,365	37,680
Operating expenses:
Casino	3,569	3,450	10,691	10,884
Food and beverage	2,147	1,908	5,968	5,515
Hotel	434	747	1,687	2,233
Other	337	336	1,054	1,052
Related company rent	1,575	1,575	4,725	4,725
General and administrative	3,405	3,303	10,127	9,273
Depreciation and amortization	1,198	629	3,684	1,988
Gain on sale and disposal of assets	—	—	(16)	(43)
Total operating expenses	12,665	11,948	37,920	35,627
Operating (loss) income	(452)	47	1,445	2,053
Other expense:
Interest expense	(556)	(608)	(1,714)	(1,752)
Net (loss) income	$(1,008)	$(561)	$(269)	$301

The accompanying notes are an integral part of these condensed financial statements.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Condensed Statements of Cash Flows (unaudited)
(in thousands)

	Nine months ended
	September 30,	September 30,
	2006	2005
Cash flows from operating activities:
Net (loss) income	$(269)	$301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,684	1,988
Gain on sale and disposal of assets	(16)	(43)
Amortization of deferred financing fees	143	137
Interest expense on gaming equipment financing	22	172
Change in operating assets and liabilities:
Accounts and related company receivables, net	(5,618)	(390)
Inventories	(51)	7
Prepaid expenses	(9)	(310)
Accounts payable, accrued liabilities and related company payables	4,159	220
Net cash provided by operating activities	2,045	2,082
Cash flows from investing activities:
Proceeds received from sale of assets.	11	110
Capital expenditures	(1,968)	(2,209)
Net cash used in investing activities	(1,957)	(2,099)
Cash flows from financing activities:
Payment of long-term debt	(174)	(140)
Payment on gaming equipment financing	(1,186)	(381)
Payment of financing fees	-	(37)
Change in other assets	(49)	(5)
Net cash used in financing activities	(1,409)	(563)
Net decrease in cash and cash equivalents	(1,321)	(580)
Cash and cash equivalents at beginning of year	6,211	5,918
Cash and cash equivalents at end of period	$4,890	$5,338

The accompanying notes are an integral part of these condensed financial statements.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Condensed Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Nine months ended
	September 30,	September 30,
	2006	2005
Supplemental cash flow disclosure:
Cash paid for interest	$1,536	$1,056
Acquisition of assets with gaming equipment financing	$118	$3,430

The accompanying notes are an integral part of these condensed financial statements.

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Notes to Condensed Financial Statements (unaudited)
June 30, 2006

1.             Basis of Presentation and Background

B&BB, Inc. (the “Company” or “B&BB”) is a Nevada corporation formed on December 7, 1989 for the purpose of operating the Virgin River Hotel/Casino/Bingo (“Virgin River”) located in Mesquite, Nevada. The Company’s shares are 100% owned by Randy Black, Sr. (“Mr. Black”). The hotel portion of the facility commenced operations on June 1, 1990, and the casino portion commenced operations on September 1, 1990. The land and buildings are owned by Virgin River Casino Corporation (“VRCC”), a Nevada corporation which is also 100% owned by Mr. Black and leased to B&BB. VRCC owns 88.8% of RBG, LLC (“RBG”) and Casablanca Resorts, LLC (“Resorts LLC”). Mr. Black owns 9.28% of RBG individually and through another entity. Certain personal property including furniture and fixtures, leasehold improvements within the casino, and gaming equipment are owned by B&BB. VRCC, RBG and B&BB (collectively the “Companies”) are operated under common management.

Interim Financial Statements — The accompanying unaudited condensed consolidated financial statements as of September 30, 2006 and for the three and nine-month periods ended September 30, 2006 and 2005 are unaudited.  In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the Company’s financial position and results of operations for such periods, have been included.  The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements filed on Form 10-K for the year ended December 31, 2005.  The results for the three and nine-month periods ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006, or for any other period.

Reclassifications — Certain previously reported amounts in the condensed financial statements have been reclassified to conform to the current period’s presentation.

2.             Related Company Receivables and Payables

The related company receivable of the Company consists of the following (in thousands):

	September 30,	December 31,
	2006	2005
	(unaudited)
Virgin River Casino Corp.	$5,637	$106
RBG, LLC	—	8
Casablanca Resorts, LLC	—	8
Related company receivables	$5,637	$122

The related company payable of the Company consists of the following (in thousands):

	September 30,	December 31,
	2006	2005
	(unaudited)
Virgin River Casino Corp.	$—	$14
RBG, LLC	3,325	271
Casablanca Resorts, LLC	1,836	133
Related company payable	$5,161	$418

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Notes to Condensed Financial Statements (unaudited)

3.             Property and Equipment

The transactions between the Company and the entities above are based on informal arrangements.  At September 30, 2006 and December 31, 2005, there are no specific payment terms nor do any of the receivables require the payment of any interest.

Property and equipment consists of the following (in thousands):

	September 30,	December 31,
	2006	2005
	(unaudited)
Buildings	$285	$285
Land and leasehold improvements	3,741	3,741
Furniture, fixtures and equipment	28,961	25,964
Construction in progress	—	893
	32,987	30,883
Less—accumulated depreciation and amortization	(22,429)	(19,728)
Property and equipment, net	$10,558	$11,155

As a result of the third party business valuation that was conducted in the fourth quarter of 2005, the Company has re-evaluated the useful lived of their slot machines (included in furniture, fixtures and equipment above) and effective January 1, 2006, changed that estimate from seven years to five years. For the three and nine months ended September 30, 2006, operating income of the Company decreased approximately $97,000 and $292,000, respectively, as a result of the change in the estimated lives.

4.             Long-term Debt

Long-term debt consists of the following (in thousands):

	September 30,	December 31,
	2006	2005
	(unaudited)
Revolving credit facility totaling $15 million with Wells Fargo Foothill, at a margin above prime or LIBOR, as defined; collateralized by substantially all real and personal property, leases, intangibles and other interests of the Companies as defined.	$—	$2,000
9% senior secured notes, interest payable semiannually, principal due January 15, 2012, callable January 15, 2009	125,000	125,000
12 ¾% senior subordinated notes, non-cash interest will accrue at an annual rate of 12 ¾% in the form of increase accreted value until January 15, 2009. Beginning January 15, 2009, interest payable semiannually, principal due January 15, 2013, callable January 15, 2009	49,737	45,333
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $17 at an interest rate of 6.97%, due June 2006	—	174
	174,737	172,507
Less—current portion	—	(174)
Total long-term debt	$174,737	$172,333

B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Notes to Condensed Financial Statements (unaudited)

4.             Long-term Debt (cont’d)

Foothill Facility

The Wells Fargo Foothill, Inc. credit facility (“Foothill Facility’) is secured by substantially all the assets of the Companies. During the life of the Foothill Facility, the Companies may borrow up to the lesser of (1) $15.0 million less the Letter of Credit Usage, as defined, less the Bank Product Reserve, as defined, or (2) the Borrowing Base, as defined, less the Letter of Credit Usage.  At September 30, 2006, no amounts were drawn on the Foothill Facility.  Accordingly, the availability under the Foothill Facility at September 30, 2006 was $15.0 million. Under the terms of the Foothill Facility, interest accrues on the outstanding principal balance at LIBOR plus the LIBOR Rate Margin, which is 3.5%, or the Base Rate, as defined, plus the Base Rate Margin, which is 2%.  LIBOR was approximately 5.32% at September 30, 2006.  The Foothill Facility also contains certain financial and other covenants.  These include a minimum trailing twelve-month Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $15,000,000 for the Companies and limitations on other indebtedness and capital expenditures, as defined.  The Companies were in compliance with these covenants at September 30, 2006 and December 31, 2005.

The outstanding balance on the Foothill Facility is a joint and several obligation of the Companies. The condensed balance sheet of the Company reflects the full obligation of the Foothill Facility at September 30, 2006 and December 31, 2005 with the amount recorded on the consolidated balance sheet of VRCC recognized as a deemed distribution to reflect the net obligation of the Foothill Facility on the balance sheet of the Company at September 30, 2006. At September 30, 2006, the net amount of the Foothill Facility recorded on the Company’s balance sheet is $0.

Senior Secured and Senior Subordinated Notes

In December 2004, as part of an ownership buyout (the “Buyout”), the VRCC, RBG and B&BB (the “Issuers”) issued $125.0 million of 9% senior secured notes (“Senior Notes”) due on January 15, 2012 and $39.9 million in gross proceeds of 12¾% senior subordinated notes (“Senior Sub Notes”) due January 15, 2013 (collectively the “Notes”).  The Notes are joint and several obligations of the Issuers and all current and future subsidiaries of the Issuers.  Although the Notes are joint and several obligations of the Issuers, the allocation of the balance of the Notes to the individual balance sheets of B&BB, VRCC and RBG was according to the flow of funds at the date of the Buyout with the proceeds of the Senior Notes necessary to purchase the interests of B&BB recorded on the balance sheet of B&BB and the remaining proceeds of the Senior Notes and Senior Sub Notes recording on the balance sheet of VRCC.  The condensed balance sheet of the Company reflects the full obligation of the Notes at September 30, 2006 with an amount that is recorded on the consolidated balance sheet of VRCC recognized as a deemed distribution to reflect the net obligation of the Notes recorded on the balance sheet of the Company at September 30, 2006. At September 30, 2006, the net amount of the Notes recorded on the Company’s balance sheet is $20.6 million.

B & BB, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Notes to Condensed Financial Statements (unaudited) (continued)

4.             Long-term Debt (cont’d)

The Senior Notes pay interest semiannually while the Senior Sub Notes accrue interest in the form of increased accreted value until January 15, 2009, when the carrying book value of the Senior Sub Notes will be $66.0 million.  At that point the Senior Sub Notes will pay interest semiannually on the same dates as the Senior Notes.

The indentures (the “Indentures”) governing the Issuers’ Notes contain certain customary financial and other covenants, which limit the Issuers’ ability to incur additional debt.  The Indentures provide that the Issuers may not incur additional indebtedness, other than specified types of indebtedness, unless the Consolidated Coverage Ratio, as defined, on a pro-forma basis after the incurrence of the additional indebtedness is at least 2.00 to 1.00. As of September 30, 2006, the Issuers have incurred $0 of additional indebtedness as defined.

The Indentures also contain other covenants which limit the ability of the Issuers and Guarantors, as defined, under the Indentures to pay dividends, redeem stock, or make other distributions, make investments, create certain liens, enter into certain transactions with affiliates, utilize proceeds from asset sales, transfer or sell assets, issue or sell equity interests of subsidiaries and enter into certain mergers and consolidations, as defined in the Indentures.  There are no restrictions related to the transfer of funds between the Issuers, Guarantors and their respective subsidiaries.  The Issuers were in compliance with these covenants at September 30, 2006 and December 31, 2005.

The Senior Notes are secured by substantially all existing and future assets of the Issuers and the Guarantors, as defined, as well as the equity interest of the Guarantors, the equity interests of Mr. Black  and his affiliate in the Issuers.  The Guarantors are all the wholly owned subsidiaries of the Issuers.  The Senior Notes are subordinated to the security interests of the Foothill Facility.  The Senior Sub Notes are subordinate to the Senior Notes and all other indebtedness of the Companies.

Interest Rate Swaps

The Companies interest rate swaps terminated effective June 30, 2006.

5.             Gaming Equipment Financing

The Company from time to time enters into agreements with gaming manufacturers to finance the purchase of gaming equipment.  Contractual terms of the agreements with the gaming manufactures consist of payment terms of less than one year to up to three years without interest.  In the event that an agreement with a gaming manufacturer extends past a year, the Company will impute interest at a rate of 8%.

B & BB, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Notes to Condensed Financial Statements (unaudited) (continued)

5.             Gaming Equipment Financing (cont’d)

Gaming equipment financing consists of the following (in thousands):

	September 30,	December 31,
	2006	2005
	(unaudited)
Gaming equipment financing to purchase 273 games, no payments for one year and monthly payments of $145 for 24 months beginning February 2006	$2,192	$3,183
Gaming equipment financing to purchase 20 games, monthly payments of $7 for 36 months beginning April 2005	115	167
Gaming equipment financing to purchase 35 games, no payments for one year and monthly payments of $8 for 24 months beginning January 2006	99	176
Gaming equipment financing to purchase 4 games, monthly payments of $1 for 36 months beginning April 2005	21	32
Gaming equipment financing to purchase 20 games, monthly payments of $7 for 36 months beginning April 2005	98	152
Gaming equipment financing , no payments for 18 months and monthly payments of $1 for 36 months beginning July 2006	29	—
Gaming equipment financing , no payments for 36 months and a lump sum payment of $95 due January 2008	89	—
	2,643	3,710
Less current portion	(1,877)	(1,647)
Gaming equipment financing, long-term portion	$766	$2,063

6.             Related Party Transactions

Virgin River Foodmart, Inc. (“Foodmart”), a Nevada corporation, is owned by Mr. Black and his siblings. Participants in the Company’s slot club program are able to redeem their points for gasoline at the Foodmart.  Foodmart charges the Company the retail amount of gas purchased with player points.  For the three and nine-month periods ended September 30, 2006 and 2005, Foodmart has charged the Company $10,000, $36,000, $77,000 and $210,000, respectively, for gasoline purchased with points from the Company’s slot club program.

Black, LoBello & Pitegoff is a law firm managed by the daughter of Mr. Black. The Company retains Black, LoBello & Pitegoff as outside legal counsel, and have paid legal fees for legal services in the amount of $57,000, $71,000, $14,000 and $18,000 for the three and nine-month periods ended September 30, 2006 and 2005, respectively.

Gaming Research is a consulting firm retained to perform marketing research for the Company.  The principal of Gaming Research is the father of the Company’s chief operating officer.  Gaming Research received consulting fees of $16,000, $59,000, $0 and $0 during the three and nine-months ended September 30, 2006 and 2005, respectively

B & BB, Inc. (doing business as Virgin River Hotel/Casino/Bingo)

Notes to Condensed Financial Statements (unaudited) (continued)

6.             Related Party Transactions (cont’d)

Pursuant to the Indentures, Mr. Black is entitled to a management fee for his management of the Company’s business of up to 5% of EBITDA, as defined.  The Company has expensed $110,000 and $329,000, $96,000 and $288,000 during the three and nine-month periods ended September 30, 2006 and 2005, respectively, associated with this management fee.

7.             Subsequent Events

In October 2006, the Companies adopted the Black Gaming Long Term Incentive Plan (“LTIP”).  LTIP is a long-term formula based compensation plan utilizing EBITDA, as defined, Long-term Debt, as defined, cash and a fixed multiple to compensate senior executives for increasing the operating performance and financial condition of the Companies in the event the executive remains with the Companies.  Future compensation, commencing in the fourth quarter of the year ended December 31, 2006, recognized in accordance with LTIP will be accounted for using the intrinsic value method allowed for nonpublic entities as defined and prescribed by SFAS 123(R) “Share Based Payment”.

The Companies have commenced action to reorganize (the “Proposed Reorganization”) the entities, Virgin River Casino Corporation, RBG, LLC, and B & B B, Inc. under a single holding company, Black Gaming, LLC, a Nevada limited-liability company (“Black Gaming”). The Companies are currently seeking the necessary approvals and licenses from appropriate parties, including but not limited to appropriate gaming authorities. While the Companies hope the Proposed Reorganization will be effective prior to January 1, 2007, no assurance can be given that the Proposed Reorganization will be effective by that date, if ever. As currently proposed, when the Proposed Reorganization is completed, Black Gaming will guarantee payment of the Companies’ 9% senior secured notes and 12 3/4% senior subordinated notes.